EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Breeze-Eastern Corporation

We consent to the incorporation by reference in the Annual Report on Form 10-K of our report dated May 8, 2009, relating to the consolidated financial statements and financial statement schedule of Breeze-Eastern Corporation, and management’s report on internal control over financial reporting for the year ended March 31, 2009.

/s/  MARGOLIS & COMPANY P.C.

Bala Cynwyd, PA
May 29, 2009